ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the date hereinafter set forth, by and among Rightmail Marketing, LLC a Delaware Limited Liability Company, ("Seller"), on the one hand, and RadioLoyalty, Inc. a California corporation ("Buyer") on the other hand.

RECITALS

A. Seller is engaged in the online media and lead generation business.

B. Buyer desires to purchase from Seller assets relating to the online media and lead generation business listed in Schedule 1-List of Assets.

C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, assets of Seller related to the online media and lead generation business.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1. Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at Closing (as defined below), all of Seller's right, title, goodwill and interest in and to the following assets used by Seller in connection with the online media and lead generation business known as Rightmail Marketing (the "Assets") listed in Schedule 1 – List of Assets.

(a) To the extent that there are any, all of Seller's right, title, and interest in and the trade names, logos, service marks, trademarks, patents pending and licenses, associated with online media and lead generation business.

(b) All of Seller's right, title and interest in the commercial Internet website with an entry uniform resource locator of *www.myrevengine.com and www.rightmail.com as well as other domains listed in Schedule 1 – List of Assets.*

1.2. Assumption of Liabilities. Buyer will assume no liabilities directly or indirectly associated with the asset purchase.

1.3. No Permitted Liens. Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature, other than those securing the Liabilities that have been disclosed by the Seller.

1.4. Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing. In the event there is any material loss or damage to all or any portion of the Assets prior to the Closing, Buyer may either terminate this Agreement pursuant to Article 11, or negotiate with

Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage. For the purposes of this provision, the term "material loss or damage" shall mean any loss or damage to the Assets with an aggregate cost of up to the purchase price.

ARTICLE 2

ASSUMPTION OF CERTAIN LIABILITIES

Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Assets, including, without limitation, any employment, business, sales, or use tax relating to Seller's operation of the Assets and use and ownership of the Assets prior to the Closing. Seller agrees to pay, perform and discharge all of the liabilities of the Assets which are not assumed by the Buyer, including all payables of the Business incurred by Seller at or prior to the Closing.

ARTICLE 3

CONSIDERATION

3.1. Purchase Price. The purchase price to be paid by Buyer to Seller for the Assets shall be 300,000 shares of RadioLoyalty, Inc. common stock.

ARTICLE 4

CLOSING

4.1. Time and Place of Closing. The closing for the purchase and sale of the Assets (the "Closing") shall be held at the offices of Buyer located at 347 Chapala St. Santa Barbara, California, 93101 on July 1, 2012 at 5:00 o'clock pm local time, or at such other time and place as the parties may mutually agree in writing or via facsimile, and shall be effective as of the Closing (the "Closing Date"). At Closing, Seller shall transfer and convey title to the Assets to Buyer as provided in this Agreement.

4.2. Seller's Closing Obligations. At the Closing, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) All other good and sufficient instruments and documents of conveyance and transfer as shall be necessary and effective to transfer, convey, and assign to Buyer at the Closing all of Seller's right, title, and interest in and to the Assets, free and clear of any liens or encumbrances other than those securing the liabilities as disclosed by Seller and as required by the terms of this Agreement.

4.3. Buyer's Closing Obligations. At the Closing, Buyer shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) The issuance of all stock as may be necessary to comply with Buyer's obligations regarding the payment of the purchase price.

(c) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

MAKG

4.4. Expenses of Closing. The expenses of Closing shall be paid as follows:

(a) Except as otherwise expressly provided in this Agreement, all other Closing fees and costs, including, but not limited to, legal fees, accounting fees, consulting fees, and other incidental expenses in connection with the transactions contemplated by this Agreement shall be borne by the respective party in which they are incurred.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

5.1. Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date:

(a) Seller is the sole owner of the Assets.

(b) The execution and delivery of this Agreement and the documents contemplated hereby and the performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action. Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) Seller will have at Closing good and marketable title to the Assets free and clear of all liens, charges, and encumbrances other than those securing the Liabilities, as disclosed by Seller.

5.2. Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

6.1. Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date:

(a) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

(b) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(c) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect Buyer's ability to consummate the transactions contemplated by this Agreement.

(d) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transactions contemplated by the Agreement.

6.2. Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

ARTICLE 7

PRE-CLOSING OBLIGATIONS

7.1. Maintenance of Property Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Assets.

7.2. Access and Information. Seller shall promptly provide Buyer with all information concerning the Assets that Buyer may reasonably request, and Buyer and Buyer's accountants and other representatives shall have access during normal business hours to all of the Assets.

7.3. Consents. On or before the Closing Date, Seller, at Seller's expense, shall obtain all necessary consents required to assign Seller's interest in any of the Assets to Buyer as contemplated by this Agreement. In the event Seller is unable to obtain any such consent on or before the Closing Date, Buyer may terminate this Agreement as provided in Article 11.

7.4. Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets, other than those securing the Liabilities as represented by the Seller, shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date and evidence reasonably satisfactory to Buyer of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

ARTICLE 8

MUTUAL COVENANTS

8.1. Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

8.2. Notification of Changed Circumstances. At any time prior to the Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

8.3. Broker's Fees. Each party represents and warrants that no broker, finder, or any other person or entity has any claim for any brokerage commissions or fees in connection with any of the transactions contemplated by this Agreement. Each party shall indemnify the other against any claim or loss suffered as a result of any claim for brokerage commissions or fees payable, or claimed to be payable, on the basis of any actions in connection with this Agreement.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

9.1. Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article 5 shall be true and correct as of the Closing Date.

(b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.

9.2. Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) The representations and warranties of Buyer set forth in Article 6 shall be true and correct as of the Closing Date.

(b) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

(c) The parties shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement.

9.3 Failure to Satisfy Conditions. Any of a party's conditions precedent may be waived in whole or in part by such party in writing at any time on or before the Closing Date. In the event all conditions precedent have not been waived by a party or satisfied in full on or before the Closing Date, such party may elect to terminate this Agreement as provided in Article 11.

ARTICLE 10

POST-CLOSING OBLIGATIONS

10.1 Assignment. This Agreement shall inure to the benefit of and be binding upon Buyer, its successors and assigns, and upon Seller and its heirs, executors, administrators, and legal representatives. Notwithstanding the foregoing, this Agreement shall not be assignable by Seller without the prior written consent of Buyer; provided, however, that Buyer may assign all of its rights and interests under this Agreement to any of its affiliates, so long as it remains responsible for its obligations hereunder.

ARTICLE 11

TERMINATION

11.1. Termination. This Agreement may be terminated: (a) by the mutual consent of Buyer and Seller at any time prior to the Closing; (b) by either party at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to such party's obligations set forth in Article 9 has not been satisfied in full or previously waived by such party in writing, at or prior to the Closing; or (c) By either party if the Closing has not occurred on or before August 1, 2012.

11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 11, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

11.3. Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

ARTICLE 12

INDEMNIFICATION

12.1. Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) the falsity of any representation or warranty of Seller contained in this Agreement, or (b) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

12.2. Buyer's Indemnification. In addition to any other agreement on the part of Buyer to indemnify Seller set forth in this Agreement, Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Buyer's ownership or use of the Assets, from and after the Closing Date, (b) the failure or falsity of any representation or warranty of Buyer contained in this Agreement, or (c) the failure by Buyer to observe or perform any other covenant or agreement to be observed or performed by Buyer under this Agreement including, without limitation, any failure to pay the agreed upon Liabilities.

12.3. Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 12 shall survive the Closing.

ARTICLE 13

GENERAL PROVISIONS

13.1. Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

13.2. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

13.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter of this Agreement.

13.4. Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement signed by both parties in writing. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

13.5. Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

13.6. Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, to the addresses set forth above, or to such other address as a party may designate to the other in writing. If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

13.7. Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

13.8. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto. The transmission of a facsimile of any original signed counterpart of this Agreement (or any amendment hereto or any other document delivered pursuant hereto) by telecopier sent pursuant to Section 13.7 shall be treated for all purposes as the delivery of an original signed counterpart.

13.9. Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

13.10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California. Jurisdiction shall be in Santa Barbara, California.

13.11. Disputes. Except as set forth in Section 10.1 above, any controversy or claim arising out of or related to, this Agreement, or the breach thereof, including any dispute regarding the

validity or scope of this Agreement, shall be settled and decided by one arbitrator pursuant to arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules"), as then in effect, unless the parties hereto mutually agree otherwise in writing and except any party shall have the right to seek declaratory relief in a court of competent jurisdiction. Any such arbitration shall be held and conducted in Santa Barbara, California, within 30 days of the appointment of the arbitrator, in accordance with the provisions set forth in the Rules. Moreover, the prevailing party in any arbitration shall be awarded reasonable counsel fees, expert and non-expert witness costs and expenses and all other costs and expenses incurred, directly or indirectly, in connection with said arbitration, unless the arbitrator for good cause determines otherwise in its order, and all costs and fees of said arbitrator shall be borne exclusively by the non-prevailing party. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

13.12. Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

13.13 Further Assurances. Sellers and Buyer shall cooperate as either party requests from time to time in providing information either party requests, providing truthful testimony in litigation, assisting in audits and investigations, recalling past actions taken, and executing further instruments and documents to further confirm the transactions provided for in this Agreement.

[Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on the 1st day of July, 2012.

SELLER

Rightmail Marketing, LLC.

By: ______________________________
Michael Freides - CEO

BUYER

RadioLoyalty, Inc.

By: ______________________________
Aaron Gravitz as COO

Schedule 1 – List of Assets

Domains:

www.rightmail.com
www.rightmailmarketing.com
www.rightmailmedia.com
www.revengine.com
www.revenginethenetwork.com
www.revenginetheagency.com
www.myrevengine.com
www.trackrev.com

Affiliates:

Prospectiv Direct, LLC
Adworkz, Inc
VCN Media dba Clickso
TRAVIS BOSE
The Online Enterpreneur
CashCrate, LLC
Samuel Eleyinte
Agami Media Inc.
Jeremy Dordon
Melissa Cofran dba Blue Buslion
ClickGen
myforschool.com
Rev Engine
Mediaserve1
Jack Brown
ZiYing Wei
W4, LLC
B2Mobile
PartnerWeekly - Non Cash Vertical Monetization
PartnerWeekly - Money Mutual
Net Services USA, LLC
CashWire.com, LLC
Tristan Brown
ThirdAge Media LLC
Cactus Media

Doug Kwateng
SHS Enterprises LLC
Ndemand Affiliates
Avlo Media Inc.
Phoenix Publishing Group, Inc.
ZARMAR TRADING, LTD
Blue Global Media
Paradox M Inc.
Galaxy Publishing
Jason Lopez
Donald Steitz
Ironclad Media - Anthony Saelim
PartnerWeekly - Affiliate
James Liske
Imagine8 Pty Ltd
Viva Vita Inc.
Rateinsurances.com
Terry King
DM Lab
19 Communications - RMM
Joshua Lindsay
Motive Interactive Inc.
Publishers Clearing House
Charles Katz

Advertisers:

Diablo Media
H2H Interactive
Click Media
Media Breakaway
Uptick Ads
Quality Health
Fosina
Web Motion Media
The Parking Place
Kitara
Webullent
Monetizeit
Media Whiz
Spirevision
XL Marketing

Marathon Ads

Social Security Disability Benefits - DISPLAY ONLY
Apply SSD Benefits
Disability Income Help
First Choice Capital Resources US - V2 - $2,500
First Choice Capital Resources US - $5,000 V3
Free Grant Money
Social Security Disability Home
CobraHealthChoices
Coupon Caboodle
Planning Family Free Diapers
Auto Vantage $1 Trial Offer
Summer Samples - Email Submit
Card Maker Kit of the Month Club
Provide Auto Insurance
MyNewPlace
Privacy Guard - First Month Trial for $1
Summer Sample - Full Reg
Personal Injury Attorneys
EatOutForFree.net - Free Restaurant Coupons
Free Games For Prizes - Spin Bypass
First Progress Secured Card
Local Jobs For All
CashCrate DOI - DIRECT POST
SuperMarketGiveaways.com - Free Grocery Coupons
Global Redirect
Compare Top Schools
Free Cover Girl Plus
Edu Matcher
CollegeDegreesToday.com
SavvyTown
Alamo Insider's Club
Simply Beads
HomeSolar 101
Mega Morpher Games
Profinity Safe Target
Jobs In My Neighborhood
AboutOne - Pet Targeting
AboutOne-Free Signup
Degrees.info - Criminal Justice
Degrees.info - Medical Billing Degrees

4USA ESL Teachers
A Plus Auto Warranty
Help For Homeowners
Direct Protect Life